AGREEMENT OF LIMITED PARTNERSHIP

                               OF

                      SANTOS FUND I, L.P.







                         March 20, 1998

                AGREEMENT OF LIMITED PARTNERSHIP
                               OF
                      SANTOS FUND I, L.P.

     This Agreement of Limited Partnership of Santos Fund I, L.P. (the "Agreement") is made and entered into effective the 20th day of March 1998, by and among Santos Fund, Inc., a Texas corporation, as the General Partner, and Jorge Mas Holding, I, L.P., a Texas limited partnership, Kevin P. Fitzgerald, Juan Carlos Mas and Jose Mas, as the Limited Partners (the General Partner and Limited Partners are referred to herein as the "Partners"). For and in consideration of the mutual covenants, rights and obligations set out in this Agreement, the benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which each Partner acknowledges, the Partners do hereby agree as follows:

                           ARTICLE 1

                  Formation of the Partnership

     1.1. Formation. The Partners hereby agree to form, pursuant to the provisions of the Texas Revised Limited Partnership Act (the "Act"), a limited partnership (the "Partnership"). The Partnership shall commence effective with the filing of the Certificate of Limited Partnership (the "Certificate") with the Secretary of State of the State of Texas or such later date as may be expressly set forth within the Certificate.

     1.2. Name. The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, "Santos Fund I, L.P." The Partnership may conduct its business from time to time under the Partnership name or such other names as the General Partner shall deem appropriate from time to time.

     1.3. General Partner. The General Partner, whether one or more, may herein sometimes be referred to as the "General
Partner." As of the date of this Agreement, the name and address of the sole General Partner is as follows:


     Name                               Address

     Santos Fund, Inc.,                 c/o Neff Corp.
     a Texas corporation                3750 N.W. 87th Avenue
                                        Miami, Florida 33178

The General Partner's interest in the Partnership shall be the General Partner's Sharing Ratio as set forth on Schedule A. As used herein, "Sharing Ratio" means, for any Partner, the percentage interest in the Partnership as set forth on Schedule A.

     1.4. Limited Partners. The Limited Partners, whether one or more, may hereinafter sometimes be referred to collectively as the "Limited Partners." As of the date of this Agreement, the name and address of the Limited Partners are as follows:

     Name                               Address

     Jorge Mas Holding, I, L.P.,        c/o Neff Corp.
      a Texas limited partnership       3750 N.W. 87th Avenue
                                        Miami, Florida 33178

     Kevin P. Fitzgerald                c/o Neff Corp.
                                        3750 N.W. 87th Avenue
                                        Miami, Florida 33178


     Juan Carlos Mas                    c/o Neff Corp.
                                        3750 N.W. 87th Avenue
                                        Miami, Florida 33178


     Jose Mas                           c/o Neff Corp.
                                        3750 N.W. 87th Avenue
                                        Miami, Florida 33178

Each Limited Partner's interest in the Partnership shall be his Limited Partner's Sharing Ratio as set forth on Schedule A.

     1.5. Filing of Certificate. Promptly following the execution of this Agreement, the General Partner shall execute and cause to be filed with the Secretary of the State of the State of Texas a Certificate containing information required by the Act and such additional information as the General Partner may deem appropriate. Prior to the Partnership's conducting business in any jurisdiction other than Texas, the General Partner shall have the authority to cause the Partnership to comply, to the extent those matters are reasonably within the control of the General Partner, with all requirements necessary to qualify the Partnership as a foreign limited partnership (or a partnership in which the Limited Partners have limited liability) in that jurisdiction. At the request of the General Partner, each Partner shall execute, in the manner required and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to form, qualify, continue and, where appropriate, terminate the Partnership as a limited partnership under the laws of the State of Texas and to qualify, continue and, where appropriate, terminate the Partnership as a foreign limited partnership (or a partnership in which the Limited Partners have limited liability) in all other jurisdictions in which the Partnership may conduct business. In the event a Limited Partner shall fail to execute such documentation upon the request of the General Partner, the General Partner may execute such documentation on behalf of the Limited Partner and is hereby vested with the power of attorney described within the terms of this Agreement for the purpose of carrying out such acts on behalf of a Limited Partner, from time to time.

     1.6. Principal Place of Business. The principal place of business of the Partnership in Texas shall be _________, but substitute or additional offices of the Partnership may be established at such other addresses as may from time to time be designated by the General Partner, in its discretion.

     1.7. Registered Office. The Partnership shall have a registered office in the State of Texas. The initial registered office shall be 1212 Guadalupe, Suite 102, Austin, Texas 78701. The General Partner shall be entitled to change the Registered Office of the Partnership from time-to-time. Upon such change the General Partner shall cause execution and filing of proper documentation with the Secretary in accordance with the Act.

     1.8. Registered Agent. The Partnership shall have a Registered Agent at the Registered Office of the Partnership. The Registered Agent shall be Capital Corporate Services, Inc. who shall serve as such until the date it no longer qualifies to act as Registered Agent or the date it withdraws as Registered Agent. In the event a Registered Agent no longer qualifies to act as Registered Agent or withdraws as Registered Agent, the General Partner shall appoint a new Registered Agent.

     1.9. Partnership Term. The Partnership commenced on the date set forth in Article 1.1, above, and will remain effective until the date on which the Partnership is terminated pursuant to the Act or any provision of this Agreement following dissolution. In the event the Partnership is dissolved it shall continue in existence after dissolution until finally terminated for the sole purpose of winding up its affairs, as provided herein.

     1.10.      Representations  and  Warranties.   Each  Partner
represents and warrants to the Partnership and to each other Partner that (a) if that Partner is a corporation, it is duly organized, validly existing, and in good standing under the laws of the state of its incorporation and is duly qualified and in good standing as a corporation in the jurisdiction of its principal place of business (if not incorporated therein) and if a General Partner, in the State of Texas, (b) if that Partner is a partnership, trust, or other entity, it is duly formed, validly existing and (if applicable) in good standing under the laws of the state of its formation, and if required by law is duly authorized to do business and (if applicable) in good standing in the jurisdiction of its principal place of business (if not formed therein) and if a General Partner, in the State of Texas, and the representations and warranties in Clauses (a) or (b) as applicable, are true and correct with respect to each partner (other than the limited partners), trustee, or other members thereof, (c) such Partner has full power and authority to enter into this Agreement and to perform its obligations hereunder and all necessary actions by the Board of Directors, shareholders, partners, trustees, beneficiaries or other persons necessary for the due authorization, execution, delivery, and performance of this Agreement by that Partner have been duly taken, (d) such Partner has duly executed and delivered this Agreement, (e) Partner's authorization, execution, delivery, and performance of this Agreement do not conflict with any other agreement or arrangement to which that Partner is a party or by which it is bound, (f) this Agreement is a valid and binding obligation of such Partner, enforceable against such Partner in accordance with its terms, except to the extent that its
enforceability   may   be   subject   to  applicable   bankruptcy,
insolvency,   reorganization,  moratorium    and   similar   laws
affecting the enforcement of creditors' rights generally and to general equitable principles, and (g) such Partner is under no legal disability, contractual or otherwise, that prohibits such
Partner from entering into  this Agreement   and  performing  the
obligations  of  such Partner hereunder.

     1.11 Securities Act Investment. Each Partner represents and warrants to the Partnership and to each Partner that such Partner is acquiring interest in the Partnership for the account of such Partner and not with a view to distribution thereof within the meaning of the Securities Act of 1933, as amended, or any state securities laws. Such interest will not be sold, transferred, hypothecated, or assigned by such Partner in contravention of that act or any applicable state securities laws.

                           ARTICLE 2

                     Purpose of Partnership

     The purpose and intent of this Partnership will be to acquire, own, hold, dispose of and manage one or more investments in Neff Corporation as well as such other investment interests which the Partnership may acquire, own, hold dispose of and manage and any other investment activities the Partnership may from time to time decide to participate in (the "Investments") and to engage in all other activities incident to or related to the management and ownership of the Investments, so long as the same shall be for the benefit of the Partnership.

                           ARTICLE 3

                     Capital Contributions

     3.1 Capital Contributions of the Partner. Each Partner shall contribute such amount as is set forth on Schedule A as his initial capital contribution. No further capital contributions are required to be made to the Partnership by its Partners.

     3.2. Optional Capital Contributions. The Limited Partners shall have the option, but not the obligation, to contribute additional assets to the Partnership as additional capital on terms acceptable to the Partners contributing such capital. In the event a Limited Partner contributes additional capital, the General Partner immediately shall contribute to capital an amount equal to 1.01% of such Limited Partner's contribution or a lesser amount that causes the sum of the General Partner's capital account balance to equal 1.00% of total positive capital account balances for the Partnership. For this purpose, capital accounts and the value of contributions shall be determined in accordance with Treas. Reg. 1.704-1(b)(2)(iv) or any successor regulations. For the purpose of this Agreement references to "Treas. Reg.," Treasury

Regulations or Regulations shall mean the Treasury Regulations relating to the section of the Code referenced in that article of this Agreement.


                           ARTICLE 4

                      The General Partner

     4.1. Authority of the General Partner. Except for those decisions which expressly require a vote of all of the Partners as set out in this Agreement, the General Partner shall conduct, direct and exercise full management and control over all activities, business and assets of the Partnership. In furtherance of its duties hereunder, the General Partner will have all necessary powers to carry out all activities necessary or useful to achieve the purposes, business and objectives of the Partnership, except to the extent that such powers are expressly limited under the terms and conditions contained in this Agreement. The powers of management of the General Partner shall include all things necessary to carry out the activities of the Partnership according to its purpose, including but not limited to:

     4.1.1. Coordinating and contracting with all accountants, lawyers, managers, agents and other management service personnel on behalf of, and at the expense of the Partnership, as may from time to time be required or appropriate in the judgment of the General Partner on such terms and conditions as the General Partner may determine in its sole discretion. In this regard the General Partner shall be entitled to hire any person who is an affiliate of any Partner without the consent of the other Partners, provided the terms of such business relationship call for the payments to be made to the affiliate to be no greater than those which are customary in the industry for similar services conducted on similar terms.

     4.1.2. Applying such funds as may become available to the Partnership for the payment of all fees, costs, expenses and other obligations of the Partnership which may arise from time to time out of the operations of the Partnership.

     4.1.3. Executing and delivering on behalf of and in the name of the Partnership any contract or arrangement on behalf of the Partnership which the General Partner deems, in its sole discretion, to be in the best interest of the Partnership.

     4.1.4. Responding by answer or otherwise to any legal action filed against the Partnership and causing the Partnership to take such actions as may be necessary, as determined by the General Partner, to defend such legal action.

     4.1.5. Settling legal actions in regard to any claim, or confessing a judgment on behalf of the Partnership.

     4.1.6. Taking any and all actions or steps, and executing any and all documents or agreements which the General Partner deems useful or necessary, in his sole discretion, in connection with the management or operation of the Partnership.

     4.1.7. Incurring any indebtedness on behalf of the Partnership on a secured or unsecured basis for any purpose the General Partner shall deem useful or necessary in its sole discretion. The General Partner shall have authority to execute all documentation in connection therewith and to bind the Partnership for such purposes. In addition, the Partnership may subsequently finance or refinance indebtedness when the General Partner deems it advantageous to the Partnership to do so on terms and conditions it may deem appropriate, in its sole discretion, and may execute all documentation in connection therewith.

     4.1.8. Taking such other actions and executing such other instruments as may be reasonably required or appropriate in connection with the conduct of the business of the Partnership and the overall purpose of the Partnership.

     4.1.9. Opening and maintaining bank or investment accounts and arrangements, drawing checks and other orders for the payment of money, and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements; determining distributions of Partnership cash and other property as provided below.

     In carrying out the activities as General Partner, as described above, the General Partner may carry out such actions without the requirement of obtaining the consent or any approval from the Limited Partners.

     4.2 Limitations on Powers and Authority of the General Partner. Notwithstanding the provisions of Article 4.1, the General Partner may not cause the Partnership to do any of the following without the consent of the majority, as determined in accordance with their Sharing Ratios ("Majority-in-Interest"), of the Limited Partners:

          (a)  do any act in violation of this Agreement;

          (b) do any act that would make it impossible to carry on the business of the Partnership (except in connection with the winding up of the Partnership's business);

          (c)   admit  a person as a Partner except as  otherwise
     expressly permitted by this   Agreement;

          (d) sell, assign, exchange, transfer, convey, or otherwise dispose of, or consent to the sale, assignment, exchange, transfer conveyance, or other disposition of, all or substantially all the Partnership's assets or the Partnership's interest in the Investments (other than in connection with the winding up of the Partnership's business if the liquidating trustee (as defined in Article 11.4 hereof) does not believe there is a reasonable alternative to pay, satisfy, and discharge the debts, liabilities, and obligations of the Partnership or if the Limited Partners holding a Majority-in-Interest do not agree in writing, after being requested to do so, to the in-kind distribution of such assets and/or Property;

          (e) possess Partnership property or assign its rights in Partnership property, other than for a Partnership purpose;

          (f) cause the Partnership to enter into or agree to any merger, consolidation, or organization with any other person; or

          (g) permit any agent designated by the General Partner to do any of the foregoing.

     4.3. Meeting of Partners. At any time, the General Partner or any Limited Partner or Limited Partners owing at least 50% of the Sharing Ratios may call a meeting of the Partners to transact business that the Partners or any group of Partners may conduct as provided in this Agreement. The General Partner shall provide notice and the time, place and topic of each meeting. Meetings of the Partners (both general and limited) shall be held at such places as the General Partner may indicate in the notice of the meeting. Meetings of the Partners may be called after ten (10) days written notice has been delivered to each Partner or such shorter period of time as may be agreed to by all of the
Partners. Any Partner may waive notice of a meeting, if it should so elect, by providing the Partnership with written notice of its waiver. Partners may participate in and hold a meeting by conference telephone or similar communication equipment on which all persons participating in the meeting can hear and speak to each other. Participation in such a meeting will constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of business to be conducted at the meeting on the grounds that the meeting is not properly conducted.

     4.4. Action Without Meeting. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if consent, in writing, setting forth the actions so taken, or to be taken, is signed by the number of Partners required to approve such action at a meeting properly called. Such consent shall have the same force and effect as a vote of the Partners at a meeting properly called. If such action is taken by less than unanimous consent of the Partners, prompt notice thereof shall be given to all nonconsenting Partners.

     4.5. Liability; Indemnification. (a) Neither the General Partner nor any of its officers, directors, employees or agents shall be liable, responsible or accountable to the Partnership or the other Partners in damages or otherwise for any act or omission performed or omitted by such person in connection with its acts carried out on behalf of the Partnership SPECIFICALLY INCLUDING SUCH PERSON'S SOLE, PARTIAL OR CONCURRENT NEGLIGENCE, provided, however, the General Partner or any of its officers, directors, employees or agents shall be liable for any material breach of any obligation under this Agreement by such person, or for fraud, willful misconduct, gross negligence committed by such person toward the Partnership.

     (b)   The  Partnership shall and does hereby  indemnify  and
save harmless the General Partner, and each of its officers, directors, agents, or employees from any loss, damage, claim or liability, including but not limited to reasonable attorneys' fees and expenses, that they may incur by reason of any act, or failure to act, performed by such person on behalf of the Partnership in the furtherance of the Partnership's interest to the full extent a Partnership may indemnify such General Partner or its officers, directors, agents or employees under the terms of Article 11 of the Act (or any successor provision); provided, however, in no event shall the Partnership indemnify the General Partner, its officers, directors, agents, or employees for any act or performance which is a material breach of any obligation under this Agreement, or the General Partner's, its officer's, director's, agent's or employee's, respective act of fraud, willful misconduct, or gross negligence. It is the express intent of this Article 4.5(b) to provide an indemnify to the General Partner and its officers, directors, employees or agents for their acts or omissions of negligence or comparative, contributory negligence or similar liability SPECIFICALLY INCLUDING SUCH PERSON'S SOLE, PARTIAL OR CONCURRENT NEGLIGENCE.

       4.6. Reimbursement of Partners. The Partnership shall reimburse each Partner for any direct out-of-pocket expenses incurred by such Partner on behalf of, or reasonably allocated to, the Partnership, including but not limited to reimbursement of all operating, general and administrative expenses of the Partnership as determined under generally accepted accounting principles, including but not limited to rent, utilities, capital equipment, salaries, fringe benefits, travel expenses and other administrative items.

     4.7. Insurance Coverage. The General Partner is authorized to procure and maintain such insurance for the Partnership as may be deemed advisable by the General Partner as protection against liability for loss and damages which may be occasioned by the activities engaged in by Partnership and which is customary in the industry in which the Partnership is operating.

     4.8. Removal of General Partner. The General Partner may be removed with the written consent of Limited Partners holding 50% of the Sharing Ratios of all Limited Partners. The Limited
Partners requesting such removal shall provide the General Partner with 60 days prior written notice of their election to remove the General Partner. At the time of the removal of the General Partner, its General Partner's Partnership interest will automatically be converted to that of a limited partner with the same rights in the Partnership as a Limited Partner; however, the former General Partner shall continue to participate in the profits, losses and distributions from the Partnership on the same basis as it would have had as a General Partner except as may have been reduced by the provisions of Article 11.2; provided, however, the former General Partner shall have no further voting rights in the Partnership.

     4.9   New  General  Partner.   Any  action  for  removal  is
conditioned on a new General Partner, selected by the Majority-in-
Interest   of  the  Limited  Partners  being  admitted   to   the

Partnership immediately prior to the effective date of such removal. In connection with such admission, the new General Partner shall (i) make or agree to make such capital contribution as the Majority-in-Interest of the Limited Partners specify in exchange for an interest in the Partnership entitling it to such allocations of profits and losses and distributions as the Majority-in-Interest of the Limited Partners specify, and (ii) execute a written instrument pursuant to which it agrees to be bound by this Agreement, specifies its address for notices, and makes such representations, warranties, and covenants as the Majority-in-Interest of the Limited Partners specify; the new General Partner so selected shall be admitted to the Partnership as a General Partner on such terms, and the removal of the old General Partner is effective only immediately subsequent to that admission.

                           ARTICLE 5

                        Limited Partners

     5.1.   Identity  of  Limited  Partners.   Unless   otherwise
specified in this Agreement to the contrary, decisions of the Limited Partners, as a group, shall be made by a Majority-in-
Interest of the Limited Partners.

     5.2.   Limitation  on  Rights  and  Obligations  of  Limited
Partners.   The  Limited Partners will not be,  and  no  term  or
provision  of this Agreement shall be deemed to allow  a  Limited
Partner to be:

          5.2.1. Personally liable in excess of their capital contribution to the Partnership for any of the obligations, debts or Losses of the Partnership or the General Partner, unless the Limited Partner otherwise agrees in writing with respect to a specified liability, or unless a liability of the Partnership or the General Partner are specifically founded on some unauthorized activity of the Limited Partner.

          5.2.2. Other than as provided herein or expressly required under the Act, permitted to take part in the management or control of the business of the Partnership or to sign for or bind the Partnership, such power being vested solely and exclusively in the General Partner.

          5.2.3. Entitled to have a Partnership drawing account.


                           ARTICLE 6

                        Capital Accounts

     6.1 Capital Accounts, Generally. A capital account shall be established for each Partner and shall be maintained in accordance with standard tax accounting principles as established under Treas. Reg. 1.704-1(b)(2)(iv) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision.

     6.2. Withdrawal of Contributions. A Partner shall not be entitled to withdraw any part of such Partner's capital account or to receive any distribution from the Partnership, except as specifically provided in this Agreement. There shall be no obligation to return to any Partner any part of such Partner's capital contributions to the Partnership until such time as the Partnership is dissolved and terminated.

     6.3. Interest on Contributions. No interest will be paid to any Partner on any part of such Partner's capital contribution. In the event a Partner is to receive a distribution based upon a percentage capital contributed to the Partnership, the distribution shall not be considered "interest" on the Partners capital account.

     6.4 Loans or Advances Not Contributions. Loans by any Partner to the Partnership shall not be considered contributions to the capital of the Partnership and shall not increase the capital account of the lending Partner. Any Partner may loan to the Partnership funds upon such terms and conditions and upon such interest rates as may be agreed to by the General Partner as part of its management duties hereunder. The interest and expense of such loan shall be paid and charged as an expense of the Partnership's business. The Partnership shall execute a note payable to the Partner advancing such loan reflecting the terms and conditions of the loan.

     6.5. Liability of Limited Partners. Except as hereinafter set out, the Partners shall not be personally liable for any of the debts of the Partnership or be required to contribute any capital to the Partnership other than the contribution described in Article 3 above.

     6.6 Negative Capital Account. No Partner (general or limited) shall at any time have any liability to the Partnership or any other Partner, be obligated to restore, or otherwise be responsible for any negative capital account except to the extent the negative capital account is created by reason of distributions in violation of this Agreement or other actions in violation of this Agreement.

     6.7.   No  Priorities.   Except  as  otherwise  specifically
provided in this Agreement, no Partner shall have any priority or preference over any other Partner with respect to distributions from the Partnership.

     6.8.  NOTICE TO CREDITORS.  THE PROVISIONS OF THIS AGREEMENT
ARE FOR THE SOLE AND EXCLUSIVE BENEFIT OF THE PARTNERS.  IT BEING
THE  EXPRESS INTENT OF THE PARTNERS THAT SUCH PROVISIONS ARE  NOT
FOR THE BENEFIT OF ANY THIRD PARTY.

                           ARTICLE 7

                         Distributions

     The General Partner shall determine the amount of the distributions of cash and/or other property to be made by the Partnership to the Partners from time to time. Any distributions made in the form of property which is other than cash shall be deemed to have that value determined by the General Partner in its sole discretion, reasonably applied. In the event any one or more Partners feel the value placed on such property is too great or too low, the Partners may require the Partnership to obtain an appraisal of such value, which appraisal shall be carried out as an expense of the Partnership. Distributions shall be made only in the event that the General Partner determines, in its sole discretion that such distribution is to be made.


                           ARTICLE 8

                Allocation of Profits and Losses

     8.1 Generally. All of the income, gain, losses, deductions and credits (the "Partnership Profits and Losses") from the Partnership shall be allocated to the capital account of each Partner in accordance with this Article 8. In the event property other than cash is contributed to the Partnership, the capital account shall be credited with the fair market value of such property as described in Article 6, above.

     8.2 Allocation of Profits and Losses. All items of loss, deductions, expense or credit (taxable or non-taxable) generated by the Partnership and all items of income or gain generated by the Partnership shall be allocated to the Partners in accordance with their relative Sharing Ratios.

     8.3 Qualification Income Offset. Notwithstanding any other provision of this Article 8, in the event any Partner unexpectedly receives any adjustments, allocations, or distributions  described  in  Treas. Reg.  1.704(b)(2)(ii)(d)(4),
1.704-1(b)(2)(ii)(d)(5),  or  1.704-1(b)(2)(ii)(d)(6),  items  of
Partnership income and gain shall be specifically allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit (as described herein) of such Partner as quickly as possible, provided that an allocation pursuant to this Article 8.3 shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article
8.3 have been tentatively made as if this Article 8.3 were not in the Agreement.

     "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partnership's
Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

          (i) Credit to such Capital Account amounts which such Partner is obligated to restore (pursuant to terms of such Partners' promissory note or otherwise) or is deemed to be obligated to restore pursuant to Treas. Reg. 1.704-2(g) or would be deemed to be obligated to restore if Partner Loan Nonrecourse Deductions were treated as Nonrecourse Deductions; and

          (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5),
     and 1.704-1(b)(2)(ii)(d)(6) of the Regulations.

The  foregoing definition of Adjusted Capital Account Deficit  is
intended  to  comply  with  the  provisions  of  Section   1.704-
1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

     "Nonrecourse  Deductions"  has  the  meaning  set  forth  in
Section 1.704-2(b) of the Regulations.

     "Partner Loan Nonrecourse Deductions" means any Partner deductions that would be Nonrecourse Deductions if they were not attributable to a loan on which a Partner is obligated or which is made or guaranteed by a Partner within the meaning of Treas. Reg. 1.704-2(i).

     8.4 Minimum Gain Chargeback. Except as otherwise provided in Treas. Reg. 1.704-2(f), notwithstanding any other provision to this Article 8, if there is a net decrease in Partnership Minimum Gain during any Partnership fiscal year and it is required for the allocations under this Article 8 to have substantial economic effect, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partners' share of the net decrease in Partnership Minimum Gain, determined in accordance with Treas. Reg. 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Treas. Reg. 1.704-2(f)(6) and 1.704-2(j)(2). This Article 8.4 is intended to comply with the minimum gain chargeback requirements of Treas. Reg. 1.704-2(e) and shall be interpreted consistently therewith.

     8.5. Curative Allocations. The allocations set forth in this Article 8 (the "Regulatory Allocations") are intended to comply with certain requirements of Treas. Reg. 1.704-1(b). Notwithstanding any other provisions of this Article 8, the Regulatory Allocations shall be taken into account in allocating other profits, losses and items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other profits, losses, and other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partnership if the Regulatory Allocations has not occurred. Notwithstanding the preceding sentence, Regulatory Allocations relating to (a) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a reduction in Partnership Minimum Gain, and (b) Partner Loan Nonrecourse Deductions shall not be taken into account except to the extent that there would have been a reduction in Partnership Minimum Gain if the loan to which such deductions are attributable were not made or guaranteed by a Partner within the meaning of Treas. Reg. 1.704-2(i). The

General Partner shall have the discretion to make any modific-ation to this Agreement it deems reasonably necessary to cause the allocations described in this Article 8 to more properly reflect the allocations intended hereunder, and each Partner does hereby appoint the General Partner attorney-in-fact through a power of attorney coupled with an interest, to do so.

     8.6 Tax Allocations: Code Section 704(c). The above notwithstanding, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its fair market value as required in accordance with
Section 704(c) of the Code, and the Treasury Regulations relating thereto. In the event any decisions, allocations or elections are required or useful for the Partnership to comply with the provisions of Section 704(c) of the Code, and the Treasury Regulations relating thereto, the General Partner shall have the right to make such decisions, allocations or elections in its sole and absolute discretion.


                           ARTICLE 9

                           ACCOUNTING


     9.1. Books and Records. The books, records and accounts of the Partnership shall be kept and maintained at all times in the principal place of business of the Partnership and shall be separate and distinct from all other books and records of any other entity. Except as otherwise required by this Agreement, all accounting books and records shall be kept in accordance with generally accepted accounting principles consistently applied. Each Partner (or assignee of a Partnership interest) shall have access during normal business hours to the information to which it is entitled under Article 1.07 of the Act.

     9.2. Banking, Deposit and Withdrawal of Funds. The General Partner will be responsible for depositing Partnership funds in such accounts as it may establish from time to time in one or more financial institutions and may make deposits and withdrawals of such funds pursuant to this Agreement at such times and in such amounts as the General Partner may deem necessary from time to time.

     9.3. Tax Returns. The General Partner shall cause all tax returns of the Partnership to be prepared, and at the election of the General Partner, reviewed by the Partnership's certified public accountant at the expense of the Partnership. Any expense incurred in the preparation and review of the tax return shall be at the expense of the Partnership.

     9.4. Federal Income Elections. Any elections to be made by the Partnership in regard to the federal income tax, other than an election under Section 754 of the Code or other than to be made by the Tax Matters Partners (as defined below) shall be made by an affirmative decision of Partners holding a Majority-in-Interest. Upon the request of any Partner to which an election by the Partnership under Section 754 of the Code would be of benefit, if Partners holding a Majority-in-Interest agree, the General Partner shall cause such election to be made by the Partnership.

     9.5. Tax Matters Partner. Any provisions hereof to the contrary notwithstanding, solely for Federal Income Tax purposes, each of the Partners hereby recognizes that the Partnership will be subject to all provisions of Subchapter K of Chapter 1 of Subtitle A of the Code.

     Subject to the provisions hereof, the General Partner is designated as Tax Matters Partner of the Partnership, as defined in the Code and is authorized and required to represent the Partnership and its Partners at the Partnership's expense, in connection with all examinations of the Partnership's affairs by tax authorities, including any resulting administrative affairs and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. The Partners agree to cooperate with the Tax Matters Partner and to do or refrain from doing any and all things reasonably required by the Tax Matters Partner to conduct such proceedings. The Tax Matters Partner is authorized to file a copy of this Agreement with the Internal Revenue Service ("Service") pursuant to Section 6224(b) (or successor provisions) of the Code if necessary to perfect the Partners' waiver of rights hereunder.
The Tax Matters Partner shall take such action as may be necessary to cause to the extent possible each other partner to become a Notice Partner within the meaning of Section 6223 of the Code. The Tax Matters Partner shall inform each other partner of all significant matters that may come to its attention in its capacity as Tax Matters Partner by giving notice thereof on or before the fifth business day after becoming aware thereof and, within that time, shall forward to each other partner copies of all significant written communications it may receive in that capacity. The Tax Matters Partner may not take any action contemplated by Sections 6222 through 6232 of the Code without the consent of Partners holding at least 50% of the Sharing Ratios. Nothing in this Article 9.5 does authorize the Tax Matters Partner to take any action left to the determination of an individual Partner under Sections 6222 through 6232 of the Code.

                           ARTICLE 10

          Transfer or Sale of Interest in Partnership

     10.1. Prohibition Against Transfers. Except as otherwise herein provided, a Partner shall not sell, assign, transfer, encumber or otherwise dispose of all or any portion of any of its interests in the Partnership or other aspects of ownership in the Partnership except to another Partner. Any attempted transfer in violation of this Article 10.1 shall be null and void.

     10.2. Applicability of Agreement to Transferor. Notwithstanding any other provision of this Agreement, no sale or other transfer of any kind shall in any event result in the non-applicability of the provisions of this Agreement at any time to any interest in this Partnership.

     10.3. Attempted Transfers. Any attempted transfer not in full compliance with the terms of this Agreement, except for the limited rights provided to a transferee hereunder, shall be null and void.

     10.4. Substitute Partner. In the event an assignment or transfer of all or a part of any interest in the Partnership held by a Partner should occur, no transferee or assignee shall succeed to the transferor's rights and obligations unless and until:

     (a)  The  transferee  or assignee provides evidence  of  the
          transfer  or  assignment  acceptable  to  the   General
          Partner;

     (b) The transferee or assignee has executed an instrument reasonably satisfactory to the General Partner accepting and adopting the terms and provisions of this Agreement and agreeing to be bound by the terms and conditions hereof; and

     (c) At the election of the General Partner, legal counsel for the Partnership has rendered its opinion that such assignment would not result in the termination of the Partnership for Federal Income Tax purposes or produce any adverse income tax consequence to Partners, and that registration under the Securities Act of 1933 is not required in connection with such assignment.

     10.5. Liability of Transferor. In the event a transfer is made in accordance with the terms of this Article 10 of a Partner's interest in the Partnership (the "Transferred Interest") and the transferee is substituted as a Partner in place of the transferor, the transferee who is substituted as a Partner shall become liable for all the terms, covenants, conditions and obligations relating to the Transferred Interest. In addition, the transferor, and its predecessors who have conveyed the Transferred Interests in the Partnership pursuant to this Article shall in no event be relieved of their liability, responsibility or obligations relating to such Transferred Interest, and such transferor and their transferee shall, at all times, remain jointly and severally liable for such liability, responsibility or obligations relating to such Transferred Interest.

     10.6. Permitted Transfer. Notwithstanding the provisions of Article 10, the interest of any Partner may be transferred without the consent of the other Partners if the transfer occurs by reason of or incident to the death, dissolution, divorce, liquidation, merger or termination of the transferor Partner or the transferee is a Permitted Transferee (as defined below). If a Partner who is an individual dies or a court of competent jurisdiction adjudges him to be incompetent to manage his person or his property, the Partner's executor, administrator, guardian, conservator or other legal representative may exercise all of the Partner's rights for the purpose of settling his estate or administering his property. As used herein, "Permitted Transferee" means any member of such Partner's immediate family or a trust, corporation, limited liability company, unincorporated association or partnership controlled by such Partner or members of such Partner's immediate family or another person controlling, controlled by or under common control with such Partner.

                           ARTICLE 11

         Dissolution and Termination of the Partnership

     11.1. Events Causing Dissolution. The Partnership shall be dissolved upon the first to occur of any of the following:

          11.1.1. March 20, 2018;

          11.1.2.    The express written agreement of the General
          Partner  and  a  Majority-in- Interest of  the  Limited
          Partners;

          11.1.3. The express written agreement of 50% of the Sharing Ratios of all Partners;

          11.1.4. At the election of the General Partner within a reasonable period of time after the sale, condemnation, foreclosure or other similar disposition of all or substantially all of the assets of the Partnership;

          11.1.5. Upon the bankruptcy or dissolution of any Partner;

          11.1.6. Any circumstances required under the terms of the Act; or

          11.1.7.     Upon  the  occurrence  of   an   Event   Of
          Withdrawal, as defined in Article 4.02 of the Act, of a General Partner.

     11.2. Election to Continue Partnership. Upon the occurrence of an Event Of Withdrawal of a General Partner, as defined in Article 11.1.7 above, the Partnership may, at the election of 50% of the Sharing Ratios of all other Partners, be continued (without being wound up). In the event the General Partner that is the subject of the Event Of Withdrawal is the sole General Partner in the Partnership, and 50% of the Sharing Ratios of all other Partners agree to continue the Partnership, all of such Partners agree to continue the business of the Partnership and to appoint a replacement General Partner within ninety (90) days after the occurrence of the event of dissolution,  which  appointment shall be  made  by  50%  of  the
Sharing  Ratios of such other Partners.  The appointment  of  any such replacement General Partner shall be effective of as the date of the occurrence of the applicable Event Of Withdrawal of such General Partner. The Partners' obligations under this
Article 11.2 shall not be subject to a remedy of specific performance. In the event a new General Partner is substituted in place of a General Partner pursuant to the terms of this
Article 11.2, a new General Partner shall be allocated interests in the Partnership in an amount equal to 1% of the interests of the Partnership out of the interests in the Partnership previously held by the former General Partner. The interest in the Partnership allocated to the new General Partner shall be held by such new General Partner on the same terms and conditions as previously held by the former General Partner.

     11.3 Accounting Upon Dissolution and Termination. Upon the dissolution of the Partnership, unless continued as set out in
Article 11.2, above, an accounting shall be made of (i) the accounts of the Partnership, (ii) the account of each Partner, and (iii) the Partnership's assets, liabilities and operations, from the date of the last annual accounting to the date of such termination.

     11.4. Liquidating Trustee. Upon the occurrence of any event which causes the termination of the Partnership, the General Partner, or in the absence of the General Partner, one of the remaining Partners, shall act as liquidating trustee and immediately proceed to liquidate and dissolve the Partnership.

     11.5. Distributions Upon Termination. No distribution will be made by the Partnership upon liquidation until a complete accounting (and if requested by a Partner, an audited, review or compilation report) of the Partnership has been completed and either (i) all Partners have approved the accounting or (ii) in the alternative, the accounting has been conducted by the Certified Public Accountant for the Partnership. The review or audit will be at the expense of the Partnership. When distributed, all cash of the Partnership and undivided interests in any other assets of the Partnership shall be distributed in accordance with the following priorities:

     11.5.1 First, to the Partnership creditors, including creditors who are Partners, in the order of priority provided by law, provided, however, that nothing contained herein shall be construed as an agreement to pay any debt, liability or obligation with respect to which the Partnership has no personal liability to pay, and no such debt, liability or obligation shall be paid by the Partnership unless the liquidating trustee shall deem the payment thereof to be in the best interests of the Partnership or in order to prevent the loss of the Partnership assets by virtue of the foreclosure by any such creditor against the security, if any, for any such debt, liability or obligation;

     11.5.2. Next, to establish a reserve against unanticipated liabilities or expenses of the Partnership. The amount of such reserve will be determined by the General Partner; and

     11.5.3. Next, to each Partner in an amount equal to each Partner's positive capital account in the Partnership as determined after taking into account all capital account adjustments for the Partnership's taxable year during which such liquidation occurs, which distribution shall be made by the end of such taxable year or, if later, within 90 days after the date of such liquidation.

     11.6. Deemed Sale for Adjustment to Capital Account. In the event that there is any dissolution of the Partnership and all of the assets of the Partnership are not first liquidated for cash before making the distributions in liquidation, any assets to be distributed to the Partners shall be deemed sold at its then fair market value for the purpose of computing each Partner's capital account in the Partnership.

                           ARTICLE 12

                             Notice

     Except as may be otherwise specifically provided in this Agreement, all notices required or permitted hereunder shall be
(a) in writing, (b) addressed to the parties at the respective addresses set forth herein, or at such other addresses as may hereafter be specified by written notice delivered to the principal office of the Partnership, (c) sent by United States Mail, overnight delivery service, personal delivery or facsimile transmission, and (d) deemed effective only upon actual receipt (or refusal to accept receipt) by the intended recipient.


                           ARTICLE 13

                           Amendments

     13.1. Amendments - General. Except as hereinafter specifically provided to the contrary, this Agreement may be amended or modified by the General Partner from time to time, as to any items other than the provisions stating the interests in the Partnership, and distributions to the Partners. The provisions of this Agreement relating to interests in the Partnership and distributions to the Partners may be modified by written instrument approved by Partners holding 50% of the Sharing Ratios; provided, however, that no amendment may decrease a Partner's interest in the Partnership without the consent of such Partner.

     13.2. Mergers and Conversions. The General Partner may cause the Partnership to merge with, or convert into, another limited partnership, general partnership, corporation, limited liability company or other business entity, or enter into an agreement to do so, and the approval of the other Partners shall not be required for the General Partner to take such action. The above notwithstanding, in the event the Partnership is to merge with, or convert into, a general partnership, the Limited Partners shall be provided those rights which are extended to limited partners under the terms of the Act for conversions, to withdraw from the partnership.

     13.3 Issuance of New Partnership Interests. The General Partner may admit additional limited partners to the Partnership (the "New Limited Partners") and may cause the interests in the Partnership, and provisions relating to distributions to Limited Partners to be adjusted on a pro rata basis to all of the existing Limited Partners to reflect the terms and conditions under which such New Limited Partners will be admitted into the Partnership.

     13.4. Registered Limited Liability Partnership. The General Partner is authorized to take all of those steps which it deems useful or necessary to cause this Partnership to comply with the Registered Limited Liability Partnership provisions of the Act. In addition, the Partnership shall pay all costs, fees or expenses in connection with the Partnership's compliance with the provisions necessary to qualify the Partnership as a Registered Limited Liability Partnership.

                           ARTICLE 14

                    Partnership Opportunity

     14.1. Time Devoted to Partnership Business. Neither the General Partner nor any Limited Partner will be required to devote its full time and effort to the affairs of this Partnership, but the General Partner will devote whatever time, effort and skill that may be reasonably necessary for the management of the Partnership's business.

     14.2. Partnership Opportunities. Each Partner reserves the right to invest in, pursue, develop, own, manage, operate or otherwise participate in (including, without limitation, as an investor in, lender to, consultant or advisor to, or director, officer or manager of, any other person or business entity), all business opportunities of any nature for its own account, including opportunities that may directly or indirectly compete with the Partnership. No Partner shall have any obligation to first present such business opportunities to the Partnership or its Partners.


                           ARTICLE 15

                         Miscellaneous

     15.1. Texas Laws. This Agreement shall be construed under and in accordance with the laws of the State of Texas (exclusive its conflict-of-laws principles), and all obligations of the parties created hereunder are performable in Dallas County, Texas.

     15.2. Future Instruments. The parties hereto covenant and agree that they will execute such other and further instruments and documents as are may become necessary or convenient to effectuate and carry out the Partnership created by this Agreement.
     15.3. Binding on Heirs. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns where permitted by this Agreement.

     15.4. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original.

     15.5.      Gender.   Words  of  any  gender  used  in   this
Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

     15.6.       Supersedes  Prior  Agreements.   This  Agreement
supersedes any prior understandings or written or oral agreements between the parties concerning the written subject matter.

     15.7. Power of Attorney. Each Limited Partner, by acceptance of its Partnership interests, irrevocably constitutes, appoints and empowers the General Partner its attorney-in-fact, with full power of substitution, as the true and lawful agent and attorney-in-fact of such Limited Partner with full power and authority in such Limited Partner's name, place and stead and for such Limited Partner's use of benefit, to make, execute, verify, consent to, swear to, acknowledge, make oath as to, publish, renew, deliver, file and/or record in the appropriate public office all financing statements and certificates, instruments and documents that may be requested by the General Partner pursuant to its rights and obligations under the terms of this Agreement or required to be provided by the Limited Partner in accordance with the terms of this Agreement or to correct any typographical errors in the Partnership's Certificate of Limited Partnership or this Agreement. The appointment by each Limited Partner hereto of the General Partner as its attorney-in-fact for purposes set out in this paragraph, is a power of attorney coupled with an interest in recognition of fact that the power of attorney is for the orderly administration of the affairs of Partnership. The foregoing power of attorney is hereby declared to be irrevocable, and it shall survive, and shall not be affected by the subsequent death, incompetency, dissolution, disability, bankruptcy or termination of any Limited Partner and it shall extend to such Limited Partner's heirs, successors and assigns. Each Limited Partner hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of any person taken as attorney-in-fact under this power of attorney in accordance with the Agreement.

     EXECUTED effective the 20th day of March, 1998.

GENERAL PARTNER:

SANTOS FUND, INC.



_________________________
Jorge Mas
President

LIMITED PARTNERS:


JORGE MAS HOLDING, I, L.P.

     By: _________________,
          its general partner


     By:______________________
     Name:____________________
     Its:_____________________

____________________________________
Kevin P. Fitzgerald


____________________________________
Juan Carlos Mas


____________________________________
Jose Mas

                           SCHEDULE A

                            Initial
                            Capital             Sharing
Member                    Contribution          Ratio
------------------------------------------------------------
Santos Fund, Inc.                                1.00%

Jorge Mas Holding, I, L.P.                      48.90%

Kevin P. Fitzgerald                             30.00%

Juan Carlos Mas                                 10.05%

Jose Mas                                        10.05%